UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 28, 2009

CHAPARRAL ENERGY, INC. (Exact Name of Registrant as Specified in Charter)

Delaware	333-134748	73-1590941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

______________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

Effective May 28, 2009, Chaparral Energy, Inc. (the “Company”) executed early settlements with respect to all of its 2012 oil swaps and its 2013 oil swaps and collars with JPMorgan Chase Bank, N.A. (the “JPMorgan Contracts”), resulting in net cash proceeds of $49.4 million. Effective May 29, 2009, the Company executed early settlements of all of its 2012-2013 oil swaps with The Royal Bank of Scotland plc (the “RBS Contracts”), resulting in net cash proceeds of $40.0 million. Effective June 1, 2009, the Company executed early settlements with respect to all of its 2012 oil collars with Calyon (the “Calyon Contracts”), resulting in net cash proceeds of $13.0 million. The JPMorgan Contracts, the RBS Contracts and the Calyon Contracts (collectively, the “2012 and 2013 Contracts”) constituted all of the Company’s 2012 and 2013 oil swaps and oil collars. Information regarding the 2012 and 2013 Contracts is included in the Company’s Form 10-Q filed with the Commission on May 15, 2009.

Item 7.01  Regulation FD Disclosure

In accordance with the Company’s Fifth Amendment to the Seventh Restated Credit Agreement (the “Credit Agreement”), the Company will apply 85% of the net cash proceeds from the early settlements of the 2012 and 2013 Contracts to reduce its outstanding indebtedness under the Credit Agreement. The payment is expected to be approximately $87.0 million and the borrowing base under the Credit Agreement will be reduced by the same amount. The Company plans to use the remaining proceeds for general corporate purposes.

The Company’s outstanding oil and gas derivative instruments as of June 3, 2009 are summarized below:

	Crude Oil Swaps				Crude Oil Collars
	Hedge		Non-hedge		Non-hedge
	Volume MBbl	Weighted average fixed price to be received	Volume MBbl	Weighted average fixed price to be received	Volume MBbl	Weighted average range to be received	Percent of PDP production(1)
2Q 2009	229	58.50	—	—	10	110.00 - 169.15	81.5%
3Q 2009	571	67.47	90	66.57	60	110.00 - 164.28	84.1%
4Q 2009	553	67.47	90	66.18	60	110.00 - 164.28	84.8%
1Q 2010	465	67.22	102	65.80	60	110.00 - 168.55	77.9%
2Q 2010	465	67.07	90	65.47	60	110.00 - 168.55	78.4%
3Q 2010	438	66.87	90	65.10	60	110.00 - 168.55	76.8%
4Q 2010	432	66.45	90	64.75	60	110.00 - 168.55	82.4%
1Q 2011	309	64.40	99	64.24	51	110.00 - 152.71	66.4%
2Q 2011	309	64.06	90	63.93	51	110.00 - 152.71	66.4%
3Q 2011	309	63.71	90	63.61	51	110.00 - 152.71	67.8%
4Q 2011	309	63.33	90	63.30	51	110.00 - 152.71	69.1%

	4,389		921		574

	Natural Gas Swaps		Natural Gas Collars		Percent of PDP production(1)
	Non-hedge		Non-hedge
	Volume BBtu	Weighted average fixed price to be received	Volume BBtu	Weighted average range to be received
2Q 2009	150	8.45	200	10.00 - 14.06	16.7%
3Q 2009	1,590	8.41	990	10.00 - 13.85	43.4%
4Q 2009	2,900	7.91	990	10.00 - 13.85	70.4%
1Q 2010	3,150	7.73	840	10.00 - 11.53	76.9%
2Q 2010	3,150	7.05	840	10.00 - 11.53	81.3%
3Q 2010	3,150	7.27	840	10.00 - 11.53	85.5%
4Q 2010	3,150	7.69	840	10.00 - 11.53	94.5%
1Q 2011	2,400	7.91			59.4%
2Q 2011	2,400	7.03			61.8%
3Q 2011	2,400	7.20			64.4%
4Q 2011	2,400	7.55			66.6%

	26,840		5,540

	Natural Gas basis protection swaps
	Non-hedge
	Volume BBtu	Weighted average fixed price to be paid
2Q 2009	1,720	0.90
3Q 2009	4,620	0.91
4Q 2009	4,440	0.94
1Q 2010	4,950	0.94
2Q 2010	3,300	0.80
3Q 2010	3,300	0.80
4Q 2010	3,500	0.80
1Q 2011	3,600	0.80
2Q 2011	2,550	0.75
3Q 2011	2,550	0.75
4Q 2011	2,550	0.75
	37,080

___________________

(1)	Based on our most recent internally estimated PDP production for such periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Date: June 3, 2009	By: /s/ Joseph O. Evans
Name: Joseph O. Evans
Title: Chief Financial Officer and Executive Vice President

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